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                                                              EXHIBIT 99.(a)(19)



                            SAN JUAN PARTNERS, L.L.C.

                               PURCHASE AGREEMENT

                                       by

                         DOMINION ENERGY, INC., as Buyer

                                       and

             O'SULLIVAN OIL & GAS COMPANY, INC., et al., as Sellers






                            Dated: JANUARY 19, 1999,

                               BUT EFFECTIVE AS OF

                                 JANUARY 1, 1999



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                                TABLE OF CONTENTS



                                                                                                      PAGE
                                                                                                      ----
1.       DEFINITIONS...................................................................................1

2.       SALE AND TRANSFER OF LLC UNITS; CLOSING

          ............................................................................................11
                  2.1      LLC UNITS..................................................................11
                  2.2      CONSIDERATION..............................................................11
                                    2.2.1   TOTAL CONSIDERATION.......................................11
                                    2.2.2   CASH CONSIDERATION........................................11
                                    2.2.3   CONTINGENT CONSIDERATION..................................13
                                    2.2.4   RETAINED INTEREST IN INFILL WELLS.........................13
                  2.3      CLOSING....................................................................14
                  2.4      CLOSING OBLIGATIONS........................................................14
                  2.5      THE DEVON OPTION...........................................................15
                  2.6      PURCHASE OF REMAINING ROYALTY INTERESTS....................................15
                                    2.6.1   LIQUIDATION OF THE TRUST..................................15
                                    2.6.2   REQUIRED BID OF THE COMPANY...............................16
                                    2.6.3   PURCHASE FOR 105% OF HIGHEST ACCEPTABLE
                                            OFFER ....................................................16
                                    2.6.4   SELLERS' OBLIGATION TO REPURCHASE.........................17
                                    2.6.5   STANDSTILL................................................18

3.       REPRESENTATIONS AND WARRANTIES OF SELLERS....................................................19
                  3.1      ORGANIZATION AND GOOD STANDING.............................................19
                  3.2      AUTHORITY; NO CONFLICT.....................................................19
                  3.3      CAPITALIZATION.............................................................20
                  3.4      FINANCIAL STATEMENTS.......................................................21
                  3.5      BOOKS AND RECORDS..........................................................21
                  3.6      TITLE TO PROPERTIES; ENCUMBRANCES..........................................21
                  3.7      NO UNDISCLOSED LIABILITIES.................................................22
                  3.8      TAXES......................................................................22
                  3.9      NO MATERIAL ADVERSE CHANGE.................................................23
                  3.10     EMPLOYEES .................................................................23
                  3.11     COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
                           AUTHORIZATIONS.............................................................23
                  3.12     LEGAL PROCEEDINGS; ORDERS..................................................24
                  3.13     ABSENCE OF CERTAIN CHANGES AND EVENTS......................................25
                  3.14     CONTRACTS; NO DEFAULTS.....................................................26
                  3.15     INSURANCE..................................................................27
                  3.16     ENVIRONMENTAL MATTERS......................................................28
                  3.17     DISCLOSURE.................................................................29
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

                  3.18     AFFILIATE CONTRACTS........................................................29
                  3.19     BROKERS OR FINDERS.........................................................29
                  3.20     SECTION 29 TAX CREDIT WELLS................................................30
                  3.21     CERTAIN PRODUCTION MATTERS.................................................30
                  3.22     SEC FILINGS................................................................30
                  3.23     BURLINGTON PURCHASE AGREEMENT..............................................30

4.       REPRESENTATIONS AND WARRANTIES OF BUYER......................................................31
                  4.1      ORGANIZATION AND GOOD STANDING.............................................31
                  4.2      AUTHORITY; NO CONFLICT.....................................................31
                  4.3      INVESTMENT INTENT..........................................................31
                  4.4      CERTAIN PROCEEDINGS........................................................31
                  4.5      BROKERS OR FINDERS.........................................................32
                  4.6      FINANCING..................................................................32
                  4.7      ACKNOWLEDGMENTS............................................................32

5.       INDEMNIFICATION; REMEDIES ...................................................................33
                  5.1      SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY
                           KNOWLEDGE..................................................................33
                  5.2      INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS..........................33
                  5.3      INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER............................34
                  5.4      LIMITATIONS ON SELLERS' LIABILITY..........................................34
                  5.5      PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS...........................36

6.       POST-CLOSING COVENANTS.......................................................................37
                  6.1      SECURITIES FILINGS.........................................................37
                  6.2      PREPARATION AND FILING OF 1998 TAX RETURN..................................37
                  6.3      ASSISTANCE IN CONNECTION WITH TRANSITION MATTERS AND
                           THE PURCHASE OF THE REMAINING ROYALTY INTERESTS ...........................37

7.       GENERAL PROVISIONS...........................................................................37
                  7.1      EXPENSES...................................................................37
                  7.2      PUBLIC ANNOUNCEMENTS.......................................................38
                  7.3      SELLERS' REPRESENTATIVE; NOTICES...........................................38
                  7.4      JURISDICTION; SERVICE OF PROCESS...........................................39
                  7.5      FURTHER ASSURANCES.........................................................39
                  7.6      WAIVER.....................................................................39
                  7.7      ENTIRE AGREEMENT AND MODIFICATION..........................................40
                  7.8      DISCLOSURE LETTER..........................................................40
                  7.9      ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS.........................40
                  7.10     SEVERABILITY...............................................................41
                  7.11     SECTION HEADINGS, CONSTRUCTION.............................................41
                  7.12     TIME OF ESSENCE............................................................41
                  7.13     GOVERNING LAW..............................................................41
                  7.14     COUNTERPARTS...............................................................41



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                            SAN JUAN PARTNERS, L.L.C.
                               PURCHASE AGREEMENT


         This Purchase Agreement ("Agreement") is made January 19, 1999, but effective as of January 1, 1999, by Dominion Energy, Inc., a Virginia corporation ("Buyer"), ENCAP Energy Capital Fund III, L.P., a Texas limited partnership, ENCAP Energy Acquisition III-B, Inc., a Texas corporation, ECIC\ Corporation, a Texas corporation, BOCP Energy Partners, L.P., a Texas limited partnership, First Union Investors, Inc., a North Carolina corporation, O'Sullivan Oil & Gas Company, Inc., a Texas corporation, Christopher P. Scully, an individual resident in Houston, Texas, Charles T. McCord III, an individual resident in Houston, Texas, Scott W. Smith Funding, LLC, a Texas limited liability company, John V. Whiting, an individual resident in Houston, Texas, and Andover Group, Inc., a Texas corporation (all of the above listed parties, other than Buyer, are called herein collectively "Sellers" and individually "Seller").

                                    RECITALS

         Sellers desire to sell, and Buyer desires to purchase, all of the issued and outstanding units (the "LLC Units"), regardless of type, of limited liability company membership interests of San Juan Partners, L.L.C., a Texas limited liability company (the "Company") and become a member of the Company as a result thereof, for the consideration and on the terms set forth in this Agreement.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

1.       DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "ACCOUNTING FIRM"--As defined in Section 2.2.2 of this Agreement.

         "AFE"--As defined in Section 2.2.4 of this Agreement.

         "AGREED RATE"--a floating per annum rate of interest equal to the ninety (90) day federal treasury bill rate as set forth in the Key Interest Rates table of the Wall Street Journal for each week during the calculation period.

         "AGREEMENT"--as defined in the first paragraph of this Agreement.

         "APPLICABLE CONTRACT"--any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, including, without limitation, authorities for expenditures and joint operating agreements, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

         "ASSETS"--all assets of the Company, including without limitation the following: (i) the New Mexico Properties, (ii) all other rights, benefits, duties and obligations acquired by the company pursuant to the Burlington Purchase Agreement including, without limitation, rights in, to and under the Unit Agreement, Unit Operating Agreement, Leases, Equipment, Trust Agreement and the Net Profits Conveyance (as each of the foregoing are defined in the Burlington Purchase Agreement), (iii) all rights, benefits, duties and obligations of the Company in and to the Burlington Purchase Agreement, (iv) the South Texas Properties, (v) 5,702,968 Trust Units, (vi) all Records of the Company, and (vii) all Contracts to which the Company is a party.

         "BEST EFFORTS"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

         "BREACH"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

         "BROKER LETTER"--As defined in Section 3.19.

         "BURLINGTON PURCHASE AGREEMENT"-that certain Purchase and Sale Agreement dated October 21, 1998 between Burlington Resources Oil & Gas Company and the Company.

         "BUYER"--as defined in the first paragraph of this Agreement.

         "CASH CONSIDERATION"-- as defined in Section 2.2.1.

          "CLOSING"--as defined in Section 2.3.

         "CLOSING DATE"--the date and time as of which the Closing actually takes place.

         "COMPANY"--as defined in the Recitals of this Agreement.

         "COMPANY'S BID DISTRIBUTION"--as defined in Section 2.6.2.

         "CONSENT"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "CONTEMPLATED TRANSACTIONS"--all of the transactions contemplated by this Agreement, including:

         (a) the sale of the LLC Units by Sellers to Buyer;



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         (b) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement; and

         (c) Buyer's acquisition and ownership of the LLC Units, admission as the sole member of the Company and exercise of control over the Company.

         "CONTINGENT CONSIDERATION"--As defined in Section 2.2.3 of this Agreement.

         "CONTRACT"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "DAMAGES"--as defined in Section 5.2.


         "DEVON"--as defined in Section 2.5.

         "DEVON AGREEMENT"--as defined in Section 2.5.

         "DEVON HOLDBACK AMOUNT"--the amount set forth in Section 2.5(d) of the Disclosure Letter.

         "DEVON INTEREST"--as defined in Section 2.5.

         "DEVON OPTION"--as defined in Section 2.5.

         "DEVON PAYMENT"--the amount paid by Devon to the Company if Devon exercises the Devon Option.

         "DEVON SHORTFALL"--as defined in Section 2.5.

         "DISCLOSURE LETTER"--the disclosure letter delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement.

         "ENCUMBRANCE"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "ENVIRONMENT"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         "ENVIRONMENTAL ASSESSMENT"-- the Phase I Environmental Site Assessment Report, 121 Sites in the Northeast Blanco Unit San Juan and Rio Arriba Counties, New Mexico, dated December 14, 1998 and Addendum No. 1, dated December 15, 1998 prepared by AGRA Earth & Environmental ("AGRA") together with letter dated January 6, 1994 from AGRA to the Company.


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         "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES"--any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

         (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

         (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

         (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

         (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

         The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

         "ENVIRONMENTAL LAW"--any Legal Requirement that requires or relates to:

         (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

         (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

         (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

         (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

         (e) protecting resources, species, or ecological amenities;

         (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;



                                      - 4 -

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         (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

         (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "EXCHANGE ACT"--as defined in Section 3.5 hereof.

         "FINAL ADJUSTED BASE PRICE"--as defined in Section 2.2.2.

         "FINAL ADJUSTMENT"--as defined in Section 2.2.2.

         "FINAL REPURCHASE AMOUNT"--as defined in Section 2.6.4(c).

         "FINAL SETTLEMENT STATEMENT"--as defined in Section 2.2.2.

         "FRUITLAND COAL FORMATION" --the coal seam with vertical limits comprising all coal seams within the equivalent of the stratigraphic interval from a depth of approximately 2,450 feet to 2,880 feet as shown on the Gamma Ray/Bulk Density Log from Amoco Production Company's Schneider Gas Company "B" Well No. 1 located 1,110 feet from the South line and 1,185 feet from the West line of Section 28, Township 32 North, Range 10 West, NMPM, San Juan County, New Mexico.

         "GAAP"--United States generally accepted accounting principles in effect from time to time.

         "GATHERING AGREEMENT"--the Gas Gathering Dehydrating and Treating Agreement dated May 3, 1990 between Meridian Oil Gathering, Inc. and Meridian Oil Trading, Inc., as amended to date.

         "GOVERNMENTAL AUTHORIZATION"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "GOVERNMENTAL BODY"--any:

         (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

         (b) federal, state, local, municipal, foreign, or other government;

         (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

         (d) multi-national organization or body; or



                                      - 5 -

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         (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "HAZARDOUS MATERIALS"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof.

         "HIGHEST ACCEPTABLE OFFER"-pursuant to Section 9.03(e) of the Trust Agreement, after termination of the Trust, the highest offer, net of any commissions or other fees payable by the Trust, made for the purchase of the Remaining Royalty Interests.

         "INDEMNIFIED PERSONS"--as defined in Section 5.2.

         "INFILL WELL PROVISIONS"--as defined in Section 2.2.4.

         "INFILL WELLS"-all wells drilled in the Northeast Blanco Unit after the date hereof as a result of a change to existing spacing regulation for the Fruitland Coal Formation or a change allowing additional wells to be drilled on a drilling or spacing unit for the Fruitland Coal Formation, in each case after the date hereof, together with all replacement wells drilled for any such additional wells.

         "IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "KNOWLEDGE"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

         (a) such individual is actually aware of such fact or other matter; or

         (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

         A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, member, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

         "LEGAL REQUIREMENT"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "LLC UNITS"--as defined in the Recitals of this Agreement.


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         "NET PROFITS CONVEYANCE"--that certain Net Profits Interest Conveyance dated as of May 1, 1993 from Meridian Oil Production Inc. in favor of the Trust.

         "NEW MEXICO PROPERTIES"-- all of the Company's working and net revenue interest in and to the Northeast Blanco Unit as more particularly set forth in
Section 1 of the Disclosure Letter.

         "NORTHEAST BLANCO UNIT"--the unit formed for the exploration and production of hydrocarbons from the Fruitland Coal Formation pursuant to that certain Unit Agreement for the Development and Operation of the Northeast Blanco Unit Area dated July 16, 1951, recorded in Book 182, Page 52 of the real property records of San Juan County, New Mexico and Volume 11, Page 361 of the real property records of Rio Arriba County, New Mexico.

         "ORDER"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "ORDINARY COURSE OF BUSINESS"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

         (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

         (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

         (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         "ORGANIZATIONAL DOCUMENTS"--(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; (e) any limited liability company articles of organization, certificate of organization and regulations; and (f) any amendment to any of the foregoing.

         "PERMITTED ENCUMBRANCES"--As defined in Section 3.6 of this Agreement.

         "PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "PRELIMINARY ADJUSTED BASE PRICE"--as defined in Section 2.2.2.



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         "PRELIMINARY ADJUSTMENT"--as defined in Section 2.2.2.

         "PRELIMINARY CLOSING STATEMENT"-- as defined in Section 2.2.2.

         "PROCEEDING"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "PROPERTIES"--the New Mexico Properties and South Texas Properties, collectively.

         "RECORDS"--all lease files, land files, well files, gas and oil sales contract files, gas treating, gathering and processing files, division order files, abstracts, title opinions, land surveys, technical information, insurance policies and bonds, contracts, evidence that Taxes have been paid, computer sensible copies of all computer records, written plans for exploration and development, applications, inspection reports, environmental impact statements, assessments and studies, permits, licenses, orders, consents, and all other books, records, intangibles, files, maps and accounting records with respect to the Properties or the business of the Company to the extent owned by or under the control of the Company or Sellers..

         "RELATED PERSON"--with respect to a particular individual:

         (a) each other member of such individual's Family (as hereinafter defined);

         (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

         (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest (as hereinafter defined); and

         (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual:

         (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

         (b) any Person that holds a Material Interest in such specified Person;

         (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

         (d) any Person in which such specified Person holds a Material
Interest;

         (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

         (f) any Related Person of any individual described in clause (b) or
(c).

         For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses,
(iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

         "REMAINING ROYALTY HOLDBACK AMOUNT"--$6,194,064.

         "REMAINING ROYALTY INTERESTS"-all of the Royalty Interests owned by the Trust on the date of termination of the Trust pursuant to Section 9.03(b) of the Trust Agreement.

         "REPRESENTATIVE"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "REPURCHASE AMOUNT"--as defined in Section 2.6.4 hereof.

         "REPURCHASE FINAL SETTLEMENT STATEMENT"--as defined in Section 2.6.4(c) hereof.

         "REPURCHASE SETTLEMENT STATEMENT DELIVERY DATE"--as defined in Section 2.6.4(c) hereof.

         "REQUIRED BID AMOUNT"--as defined in Section 2.6.2 of this Agreement.

         "RETAINED INTEREST"--as defined in Section 2.2.4 of this Agreement.

         "ROYALTY INTERESTS"-has the same meaning given such term in Article II of Net Profit Conveyance.

         "SEC DOCUMENTS"--As defined in Section 3.22.

         "SECURITIES ACT"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "SELLERS"--as defined in the first paragraph of this Agreement.

         "SELLERS' ACCOUNT"--as defined in Section 2.2.1 of this Agreement.



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         "SELLERS' REPRESENTATIVE"--O'Sullivan Oil & Gas Company, Inc., a Texas
corporation, or upon thirty (30) days prior written notice to Buyer, such other Person as shall be designated by Sellers.

         "SETTLEMENT STATEMENT DELIVERY DATE"--As defined in Section 2.2.2 of this Agreement.

         "SOUTH TEXAS PROPERTIES"-- all, right, title and interest of the Company in and to the properties located in Goliad, Kleberg, Jim Hogg and Lavaca Counties in the State of Texas as more particularly set forth in Section 1 of the Disclosure Letter.

         "SPECIAL DISTRIBUTION"--as defined in the Trust Agreement.

         "SUBSIDIARY"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

         "TAXES" -- all federal, foreign, state, local or other net or gross income (whether measured by or based on income), gross receipts, profits, capital, wealth, social security, sales, use, stamp, documentary, transfer, occupation, environmental, service, rental, lease, real property gains or transfer, ad valorem, property (including in-lieu-of taxes), value added, franchise, production, severance, withholding, payroll, employment, excise or similar taxes, assessments, duties, fees, levies or other governmental charges, together with any interest thereon, any penalties, additions to tax or additional amounts with respect thereto and any interest in respect of such penalties, additions or additional amounts.

         "TAX RETURN"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Taxes or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Taxes.

         "THREATENED"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

         "TRIGGER DATE"--As defined in Section 2.6.4 of this Agreement.

         "TRUST"-Burlington Resources Coal Seam Gas Royalty Trust created pursuant to the Trust Agreement.

         "TRUST AGREEMENT"-the Trust Agreement of Burlington Resources Coal Seam Gas Royalty Trust dated May 1, 1993 among Meridian Oil Production Inc., Burlington Resources Inc, Mellon Bank (DE) National Association, and NationsBank of Texas, N.A.

         "TRUST UNITS"-certificated, undivided pro rata fractional interests in the beneficial rights of the Trust, as determined pursuant to the Trust Agreement.

         "UNADJUSTED BASE PRICE"--$90,176,164.

         "UNRESOLVED CLAIM"--As defined in Section 2.7.

2.       SALE AND TRANSFER OF LLC UNITS; CLOSING

         2.1      LLC UNITS

         Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer the LLC Units to Buyer, and Buyer will purchase the LLC Units from Sellers.

         2.2      CONSIDERATION

                  2.2.1    TOTAL CONSIDERATION

         The total consideration for the LLC Units is the Unadjusted Base Price, as adjusted pursuant to Section 2.2.2 (the "Cash Consideration"), together with the Contingent Consideration and Retained Interest set forth in Sections 2.2.3 and 2.2.4. The Cash Consideration shall be paid by Buyer to Sellers collectively at Closing by wire transfer of immediately available funds to the SJP Stub Liquidating Trust, Account No. 1566568059 at Bank One, Houston, Texas (the "Sellers' Account") or as otherwise directed by Sellers' Representative.

                  2.2.2    CASH CONSIDERATION

                  (a)      The Unadjusted Base Price shall be increased by:

                           (i)  The Devon Payment;

                           (ii) The revenues received by or credited to Buyer
                  attributable to periods prior to January 1, 1999 other than distributions received by the Company from the Trust with respect to the fourth quarter of 1998 and operating costs charged to and paid by Sellers attributable to periods after January 1, 1999.

                  (b)      The Unadjusted Base Price shall be decreased by:

                           (i)  $305,426 being the value of tax credits
                  attributable to the 479R Well included in the New Mexico Properties if it were to qualify for tax credits pursuant to
                  Section 29 of the IRC;

                           (ii) Revenues received by or credited to Sellers attributable to periods after January 1, 1999 and all operating costs or capital expenses charged to and paid by Buyer attributable to periods prior to January 1, 1999;

                           (iii) Any fees charged by the Trust to the Company in
                  connection with the liquidation of the Remaining Royalty Interests including, without limitation, the fees of Albrecht & Associates; and

                           (iv) Any general and administrative costs incurred by or on behalf of the Company solely in connection with this Agreement or the Contemplated Transactions other than any expenses incurred by Buyer in connection therewith; and

                           (v)   The Devon Shortfall.

                  (c) Not later than two (2) days prior to Closing, Sellers' Representative shall prepare a preliminary calculation of all adjustments to be made pursuant to Sections 2.2.2(a) and (b) in the form attached hereto as Exhibit A (the "Preliminary Closing Statement") based on Sellers' Representative's good faith estimate of the adjustments. The Unadjusted Base Price shall be adjusted for Closing purposes by the net adjustment (the "Preliminary Adjustment") set forth in the Preliminary Closing Statement. (The Unadjusted Base Price as adjusted by the Preliminary Adjustment is referred to as the "Preliminary Adjusted Base Price"). Nothing in this Section 2.2.2(c) shall diminish Buyer's or Sellers' rights to a full accounting as set forth in Section 2.2.2(d), it being the agreement of the parties that the Final Adjusted Base Price will be determined in accordance with the procedures set forth in Section 2.2.2(d).

                  (d) Not later than the later to occur of (i) ten (10) days following the closing of the sale of the Devon Interest to Devon, if Devon exercises the Devon Option or (ii) May 15, 1999, if Devon does not exercise the Devon Option, Buyer shall prepare and deliver to Sellers' Representative a proposed settlement statement setting forth any required additional adjustments to the Preliminary Adjusted Base Purchase Price (the "Final Adjustment"). The date on which such proposed settlement statement is delivered is called the "Settlement Statement Delivery Date." Sellers' Representative shall have the right for fifteen (15) days after the Settlement Statement Delivery Date to take exception to any proposed adjustments. The settlement statement shall become final and binding upon the parties on the fifteenth (15th) day following the Settlement Statement Delivery Date except with respect to matters as to which Sellers' Representative shall have given written notice of disagreement to Buyer on or prior to such date. If not resolved by Sellers' Representative and Buyers within 30 days after the Settlement Statement Delivery Date, all such matters shall be submitted for review and resolution, in accordance with Section 2.2.2(f). The settlement statement that becomes final and binding on the parties either pursuant to this Section 2.2.2(d) or Section 2.2.2(f) shall be referred to as the "Final Settlement Statement." The Preliminary Adjusted Base Price shall be adjusted by the Final Adjustment set forth in the Final Settlement Statement, and the Preliminary Adjusted Base Price, as adjusted by the Final Adjustment is referred to as the "Final Adjusted Base Price".

                  (e) If, at the Settlement Date, the Final Adjusted Base Price exceeds the Preliminary Adjusted Base Price, then, within ten
         (10) days after the Settlement Date, Buyer shall pay Sellers by deposit into Sellers' Account the excess together with interest thereon at the Agreed Rate from the Closing Date to the date of payment. If at the Settlement Date, the Final Adjusted Base Price is less than the Preliminary Adjusted Base Price, then, within ten (10) days after the Settlement Date, Sellers' Representative, on behalf of all Sellers, shall pay Buyer the difference together with interest thereon at the Agreed Rate from the Closing Date to the date of payment.

                  (f) If the Sellers' Representative and Buyer are unable to agree on the settlement statement as described in Section 2.2.2(d), the Sellers' Representative and Buyer shall engage Deloitte & Touche or another nationally recognized accounting firm mutually acceptable to the parties (the "Accounting Firm") to resolve any disputed items and the Accounting Firm shall be required to render its decision within 30 days after the dispute is referred to it. The decision of the Accounting Firm shall be final and binding on the parties. The fees and expenses of the Accounting Firm shall be paid 50% by Buyer and 50% by Sellers as a group.

                  2.2.3    CONTINGENT CONSIDERATION

         In addition to the Cash Consideration set forth in Section 2.2.2 hereof, Buyer shall pay Sellers by deposit into Sellers Account, and Sellers shall be entitled to receive from Buyer, the following (collectively the "Contingent Consideration"):

                  (a) The Excess Gas Payment described in Exhibit B attached hereto and made a part hereof for all purposes,

                  (b) Any amount required to be paid by Buyer to Sellers pursuant to Section 2.5;

                  (c) All or a portion of the Remaining Royalty Holdback Amount to the extent required to be paid to Sellers in accordance with
         Section 2.6.2 or 2.6.3 together with any additional payments to be made by Buyer to Sellers pursuant to Section 2.6.2 or 2.6.3; and

                  (d) Any amounts required to be paid by Buyer to Sellers pursuant to Section 2.7.

                  2.2.4    RETAINED INTEREST IN INFILL WELLS

                  (a) In addition to the Cash Consideration and the Contingent Consideration described above, Sellers shall have the right to participate, on a well by well basis in and to any and all wells drilled or completed as Infill Wells in the Northeast Blanco Unit from and after the Closing Date for an aggregate undivided forty seven and one-half percent (47.5%) of the working and net revenue interests owned by the Company on the date hereof, or acquired by the Company in accordance with Section 2.6 of this Agreement, less the Devon Interest if Devon exercises the Devon Option as set forth in Section 2.5 (the "Retained Interest").

                  (b) The procedures and conditions under which each Seller shall participate in each Infill Well shall be governed by the Unit Operating Agreement and by the provisions set forth on Exhibit C attached hereto and made a part hereof for all purposes (the "Infill Well Provisions"). The Infill Well Provisions shall apply only to the relationship between Sellers and Buyer with respect to Infill Wells. In the event of a conflict between the Unit Operating Agreement and the Infill Well Provisions, as between Sellers and Buyers, the Infill Well Provisions shall govern and control.

         2.3      CLOSING

         The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Sellers' counsel at 1000 Louisiana, Suite 4300, Houston, Texas at 11:00 a.m. (local time) on January 19, 1999, or at such other time and place as Sellers' Representative and Buyer may agree. Failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement. In the event Closing occurs on or after 12:00 a.m. Houston time on January 25, 1999 solely as a result of Sellers' delay, the Cash Consideration shall be reduced by $300,000 for each week after such date that Closing is delayed; provided, however, if Closing is delayed for less than a full week, the Cash Consideration shall be reduced by an amount equal to $300,000 multiplied by a fraction the numerator of which is the number of days the Closing is delayed and the denominator of which is seven (7).

         2.4      CLOSING OBLIGATIONS

         At the Closing:

                  (a)      Sellers will deliver to Buyer

                           (i) An assignment of the LLC Units in the form attached hereto as Exhibit D executed by each of the Sellers;

                           (ii)  all of the Records of the Company;

                           (iii) full releases of liens with respect to any
                  indebtedness of the Company;

                           (iv) opinions of counsel with respect to each Seller which is an entity in a form previously reviewed by Buyer's counsel; and

                           (v) Certificates of Non-Foreign Status in the form attached hereto as Exhibit E, executed by each of the Sellers.

                  (b)      Buyer will deliver:

                                 (i) the Preliminary Adjusted Purchase Price to Sellers by wire transfer to Sellers' Account; and

                                 (ii) an opinion of counsel with respect to
                           Buyer in a form previously reviewed by Sellers' counsel.

         2.5      THE DEVON OPTION

                  (a) Pursuant to that certain letter agreement dated July 9, 1998 between the Company and Devon Acquisition Corporation ("Devon"), a copy of which is attached hereto as Exhibit F and made a part hereof for all purposes (the "Devon Agreement"), Devon has the option (the "Devon Option") to purchase from the Company an undivided 6.7% of 19.647531% working interest and 6.7% of 16.539598% net revenue interest in the Northeast Blanco Unit (the "Devon Interest") owned by the Company if the Company, within eighteen (18) months of the date, the Devon Agreement (i) acquires the underlying working interests burdened by the Trust from Burlington and (ii) acquires the Remaining Royalty Interests of the Trust. The Devon Option may be exercised by Devon by paying to the Company 6.7% of the Acquisition Costs as defined in the Devon Agreement. The Company has notified Devon that the conditions precedent to the triggering of the Devon Option may occur, and Devon has indicated that it may exercise the Devon Option at such time.

                  (b) If Devon timely exercises the Devon Option, and the amount actually paid to the Company by Devon for the Devon Interest exceeds the sum of (i) estimated Devon Payment set forth on the Preliminary Closing Statement plus (ii) costs incurred by Buyer or the Company after January 1, 1999 that were not included in calculating the estimated Devon Payment, then Buyer shall pay Sellers by deposit into Sellers' Account the excess within ten (10) days after Buyer's receipt of the Devon Payment.

                  (c) If Devon exercises the Devon Option, and the amount actually paid to the Company by Devon for the Devon Interest is less than the estimated Devon Payment set forth on the Preliminary Closing Statement, then Sellers shall pay Buyer the difference (the "Devon Shortfall") within ten (10) days after Buyer notifies Sellers' Representative of the Devon Shortfall.

                  (d) If Devon does not exercise the Devon Option, Buyer shall pay Sellers by deposit into Sellers' Account, within ten (10) days after the earlier to occur of Buyer's receipt of notice thereof or the expiration of the period in which Devon may exercise the Devon Option, an amount equal to the Devon Holdback Amount as set forth in
         Section 2.5(d) of the Disclosure Letter together with interest on the Devon Holdback Amount at the Agreed Rate from the Closing Date to the date of payment.

         2.6      PURCHASE OF REMAINING ROYALTY INTERESTS

                  2.6.1    LIQUIDATION OF THE TRUST

         The Company owns or controls the voting interest of more than sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding Trust Units and on December 28, 1998, pursuant to a meeting duly called and noticed, voted, in accordance with the Trust Agreement, to terminate the Trust. There remain 3,097,032 Trust Units (or 35.19354% of the issued and outstanding Trust

Units) which are not owned by the Company. In accordance with the Trust Agreement, after termination of the Trust, the Remaining Royalty Interests, constituting all of the assets of the Trust, are to be liquidated and the proceeds distributed to the holders of the Trust Units. The Trustee is contemporaneously conducting the liquidation process through its adviser, Albrecht & Associates.

                  2.6.2    REQUIRED BID OF THE COMPANY

                  (a) Buyer and Sellers hereby agree that the Company shall bid, pursuant to the general bid procedure conducted by the Trustee for the purchase of the Remaining Royalty Interests, an amount not less than $61,600,000 and not more than $74,800,000 for the Remaining Royalty Interests (the "Required Bid Amount").

                  (b) In the event the Company is the successful bidder for the Required Bid Amount, such amount shall be paid by Buyer to the Trustee in consideration for the purchase of the Remaining Royalty Interests, it being agreed that if the Company is the successful bidder, and the Trustee requires the Company to pay the portion of the Required Bid Amount that would be distributed to the Company as owner of 5,702,968 Trust Units (the "Company's Bid Distribution") to the Trustee, Sellers shall pay Buyer interest on the Company's Bid Distribution at the Agreed Rate from the date Buyer pays the Required Bid Amount to the Trust through the date the Company receives the Special Distribution (as defined in the Trust Agreement).

                  (c) Contemporaneously with the payment to the Trustee, Buyer shall pay to Sellers, by deposit to Sellers' Account, the Remaining Royalty Hold Back Amount together with interest thereon at the Agreed Rate from the Closing Date to the date of payment.

                  (d) In the event the successful Required Bid Amount is between $70,400,000 and $74,800,000, no further payments shall be owing by Buyer to Sellers other than the payment required pursuant to Section 2.6.2(c) hereinabove and so otherwise provided for in this Agreement. However, in the event the successful Required Bid Amount is less than $70,400,000, Buyer shall make an additional payment to Sellers, by deposit into the Sellers' Account, of an amount equal to fifty percent (50%) of the difference between $70,400,000 U.S.D. and the amount of the successful Required Bid Amount multiplied by 35.19354%.

                  2.6.3    PURCHASE FOR 105% OF HIGHEST ACCEPTABLE OFFER

                  (a) If (i) the Company's Required Bid Amount is not the Highest Acceptable Offer for the Remaining Royalty Interests, (ii) Buyer elects to cause the Company to exercise its rights under Section 9.03(e) of the Trust Agreement to purchase the Remaining Royalty Interests for 105% of the Highest Acceptable Offer, and (iii) such amount is equal to or less than $92,400,000, Buyer shall pay such amount to the Trustee in consideration for the purchase of the Remaining Royalty Interests.

                  (b) Contemporaneously with the payment to the Trustee, Buyer shall pay to Sellers, by deposit to the Sellers' Account, an amount equal to the excess, if any, of (i) the Remaining Royalty Hold Back Amount over (ii) the product of (A) the actual amount paid for the Remaining Royalty Interests less $74,800,000 multiplied by (B) 35.19354%, together with interest on such excess at the Agreed Rate from the Closing Date to the date of payment.


                  (c) If the amount required to purchase the Remaining Royalty Interests for 105% of the Highest Acceptable Offer is greater than $92,400,000, Buyer shall have the option, but not the obligation, to pay such additional amount required in excess of the Remaining Royalty Hold Back Amount. Buyer may exercise this option by providing written notice thereof to Sellers' Representative within twenty-four
         (24) hours after receipt of notice from the Trustee of the final price required to purchase the Remaining Royalty Interests. If Buyer elects not to exercise the option described above, the Sellers' Representative and Buyer shall attempt to agree upon a mutually acceptable resolution of whether the Company shall buy the Remaining Royalty Interests and, if so, which party shall pay what portion of the acquisition costs. If Buyer elects not to exercise its option and Sellers' Representative and Buyer are unable to agree upon a resolution, Sellers shall have the option, but not the obligation, to pay to Buyer such additional amount required in excess of the Remaining Royalty Hold Back Amount to purchase the Remaining Royalty Interests. Sellers may exercise this option by providing written notice thereof to Buyer (together with payment of the additional amount to Buyer) on or before twenty-four
         (24) hours after failure of Buyer and Sellers' Representative to reach a mutually agreeable resolution. If Sellers exercise this option, Buyer shall cause the Company to purchase the Remaining Royalty Interests. If Sellers fail to exercise this option or deliver the additional amount to Buyer in a timely fashion, Buyer shall again have the option, but not the obligation, to pay such additional amount required in excess of the Remaining Royalty Hold Back Amount, which option may be exercised by providing written notice thereof to Sellers' Representative within twenty-four (24) hours after Sellers decline or fail to exercise their option.

                  2.6.4    SELLERS' OBLIGATION TO REPURCHASE

         In the event Buyer elects not to exercise its second option provided for in Section 2.6.3 hereof, Buyer shall not exercise its right to purchase the Remaining Royalty Interests for 105% of the Highest Acceptable Offer pursuant to
Section 9.03(e) of the Trust Agreement. After the sale by the Trust of the Remaining Royalty Interests to the third party submitting the Highest Acceptable Offer and upon receipt by the Company of the proceeds therefrom pursuant to the final Special Distribution (as defined in the Trust Agreement), Sellers shall repurchase from Buyer the New Mexico Properties and the South Texas Properties for the Repurchase Amount (as hereinafter defined). Such repurchase shall be effective as of the first day of the month following the month in which the Special Distribution occurs (the "Trigger Date"). Contemporaneously with the repurchase, the Contingent Consideration and the Retained Interest shall be terminated. As used herein, the term "Repurchase Amount" shall mean the Preliminary Adjusted Base Price adjusted as follows :

                  (a) The Preliminary Adjusted Base Price shall be increased by

                           (i) The net cash received by Sellers attributable to periods beginning January 1, 1999 and ending on the Trigger Date;

                           (ii) a fee of Two Hundred Fifty Thousand Dollars ($250,000) to reimburse Buyer for the value of the time and effort incurred internally, both directly and indirectly; and

                           (iii) any capital expenditures related to the
                  Properties incurred by Buyer attributable to the period beginning 1/1/99 and ending on the Trigger Date.

                  (b)      The Preliminary Adjusted Base Price shall be
         decreased by:

                           (i) The production from the Properties for periods beginning January 1, 1999 and ending on the Trigger Date multiplied by $1.30/mmbtu;

                           (ii) Any costs, including capital expenditures, attributable to the periods beginning January 1, 1999 and ending on the Trigger Date not paid by the Buyer; and

                           (iii) Any amount received by the Company pursuant to
                  the final Special Distribution.

                  (c) Not later than one hundred and twenty (120) days after the date of the repurchase, Sellers shall prepare and deliver to Buyer a proposed settlement statement setting forth any required additional adjustments to the Repurchase Amount (the "Final Repurchase Adjustment"). The date on which such proposed settlement statement is delivered is called the "Repurchase Settlement Statement Delivery Date." Buyer shall have the right for fifteen (15) days after the Repurchase Settlement Statement Delivery Date to take exception to any proposed adjustments. The settlement statement shall become final and binding upon the parties on the fifteenth (15th) day following the Repurchase Settlement Statement Delivery Date except with respect to matters as to which Buyer shall have given written notice of disagreement to Sellers on or prior to such date. If not resolved by Sellers' Representative and Buyer within 30 days after the Repurchase Settlement Statement Delivery Date, all such matters shall be submitted for review and resolution, in accordance with Section 2.2.2(f). The repurchase settlement statement that becomes final and binding on the parties either pursuant to this Section 2.6.4(c) or Section 2.2.2(f) shall be referred to as the "Repurchase Final Settlement Statement." The Repurchase Amount shall be adjusted by the Repurchase Final Adjustment set forth in the Repurchase Final Settlement Statement, and the Repurchase Amount, as adjusted by the Final Repurchase Adjustment is referred to as the "Final Repurchase Amount".

         The Properties shall be conveyed to Sellers without warranty of any kind whatsoever except a limited, by, through or under warranty of title. From and after the date of the repurchase, (i) Buyer shall have the right to receive and retain all proceeds of production, tax credits and other benefits, and shall bear and pay all costs expenses and other liabilities attributable to the New Mexico Properties and the South Texas Properties for the period commencing January 1, 1999 and ending with the Trigger Date and (ii) Sellers shall have the right to receive and retain all proceeds of production, tax credits and other benefits, and shall bear and pay all costs expenses and other liabilities attributable to the New Mexico Properties and the South Texas Properties for the period commencing on the Trigger Date.

                  2.6.5 STANDSTILL. From and after the date hereof, except as set forth in Section 2.6.3 hereof, neither Sellers nor any Related Person will in any manner acquire, agree to acquire or make any proposal to acquire the Remaining Royalty Interests or advise, encourage, provide assistance (including financial assistance) or information or hold discussions with any other Person in connection with the sale of the Remaining Royalty Interests.



3.       REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers represent and warrant to Buyer as follows:

         3.1      ORGANIZATION AND GOOD STANDING

                  (a) The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, including the Assets, and to perform all its obligations under Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

                  (b) Sellers have delivered to Buyer true, correct and complete copies of the Organizational Documents of the Company, as currently in effect.

         3.2      AUTHORITY; NO CONFLICT

                  (a) This Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms. Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver, and the Sellers have duly executed and delivered, this Agreement and any other documents contemplated hereby and to perform their obligations under this Agreement.

                  (b) Except as set forth in Section 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                           (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the members of the Company;

                           (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any of Sellers, or any of the assets owned or used by the Company, may be subject;

                           (iii) contravene, conflict with, or result in a
                  violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

                           (iv) cause Buyer or the Company to become subject to, or to become liable for the payment of, any Taxes;

                           (v) cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

                           (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

                           (vii) result in the imposition or creation of any
                  Encumbrance upon or with respect to any of the assets owned or used by the Company.

                  Except as set forth in Section 3.2 of the Disclosure Letter, no Seller nor the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         3.3      CAPITALIZATION

         The authorized equity ownership interests of the Company consist of (i) 22,587,443 Class A Units and (ii) 5,646,841 Class B Units, $1.00 par value per unit, all of which are issued and outstanding. Such Class A and Class B Units constitute all of the LLC Units of the Company. Sellers are and will be on the Closing Date the record and beneficial owners and holders of all of the LLC Units, free and clear of all Encumbrances. Each of Sellers own the number and class of LLC Units set forth opposite such Seller's name in the chart in Exhibit G hereto and made a part hereof for all purposes representing the percentage ownership interest in the Company set forth opposite such Seller's name in the chart in Exhibit A. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the LLC Units of the Company was issued in violation of the Securities Act or any other Legal Requirement. There are not any member agreements, voting trusts or other agreements or understandings to which any Seller is a party or by which it is bound relating to the voting of the LLC Units that will limit in any way the Closing of the Contemplated Transactions. The Company does not own, nor does it have any

Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. The LLC Units constitute all of the right, title and interest of Sellers or any other Person in the Company.

         3.4      FINANCIAL STATEMENTS

         Sellers have delivered to Buyer true, correct and complete copies of the following financial statements: (i) the unaudited balance sheets of the Company as of December 31, 1998, and the related unaudited statements of income, changes in members' equity, and cash flow for the fiscal year then ended, together with the report thereon of Easley, Endres, Parkhill and Brackendorff, P.C., independent certified public accountants, and (ii) an unaudited balance sheet of the Company as of the Closing Date. Such financial statements and notes fairly present the financial condition and the results of operations, changes in members' equity, and cash flow of the Company as at the date of and for the period referred to in such financial statements, all in accordance with GAAP. The financial statements referred to in this Section 3.4 reflect the consistent application of GAAP throughout the periods involved. No financial statements of any Person other than the Company are required by GAAP to be included in the consolidated financial statements of the Company.

         3.5      BOOKS AND RECORDS

         The books and records of the Company are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Texas Limited Liability Company Act, including the maintenance of an adequate system of internal controls. The Records contain accurate and complete records of all meetings held of, and limited liability company action taken by, the members or managers and no meeting of any such members or managers has been held for which minutes have not been prepared and are not contained in the Records. At the Closing, all of the Records will be in the possession of the Company.

         3.6      TITLE TO PROPERTIES; ENCUMBRANCES

                  (a) The Company's interests in the Properties are such that, after giving effect to existing Encumbrances (i) the Company is entitled, during the respective lives of the Properties, to a share of all oil, gas and other minerals produced from each of the Properties which is not less than the net revenue interest described in Section 3.6(a) of the Disclosure Letter for such Properties except with respect to any changes in such interests which may result from the expansion or contraction of any applicable units pursuant to the terms of the Unit Agreement, the Unit Operating Agreement or applicable statutes, rules or regulations, (ii) the Company owns an undivided interest equal to the working interest described in Section 3.6 of the Disclosure Letter in and to all property and rights incident such working interest including all rights in, to and under all agreements, leases permits and easements, licenses and orders in any way relating thereto, and in and to all wells, personal property, fixtures and improvements thereon, appurtenant thereto or used or obtained in connection therewith or with the production or treatment or sale or disposal of hydrocarbons or water produced therefrom or attributable thereto, (iii) the Company is obligated, during the respective lives of the Properties, for a fraction of the costs relating to the exploration, development, operation and maintenance of each of the Properties no greater than the working interest described in Section 3.6(a) of the Disclosure Letter without a proportionate increase in the net revenue interest attributable thereto except with respect to any changes in such interests which may result from the expansion or contraction of any applicable units pursuant to the terms of the Unit Agreement, the Unit Operating Agreement or applicable statutes, rules or regulations,.

                  (b) Neither the Sellers nor the Company has ever been advised by any lessor under any of the leases, nor by the operator of the Properties of a breach or default, which claim of breach or default has not been resolved.

                  (c) Except as set forth in Section 3.6(c) of the Disclosure Letter, the Properties are not subject to any Encumbrance except (i) imperfections of title, if any, as do not materially detract from the value or interfere with the use of the Properties for the purposes for which they are presently used or otherwise materially impair the business operations of the Company, (ii) liens for taxes and general and special assessments not in default and payable without penalty or interest, (iii) liens which have not materialized that are created by or arise under contracts for the sale, purchase, exchange or processing of hydrocarbons, (iv) liens which have not materialized that are created by or arise under any operating agreement, pipeline, gathering or transportation agreement or other agreement pursuant to which the Properties are otherwise subject, and (v) easements, rights-of-way, servitudes, permits, surface leases and other conditions, restrictions or rights in respect of surface operations, timber leases, pipelines, roads, highways railways, power lines, grazing, logging, canals ditches, and the like on, over or in respect of any of such interests for the purposes for which they are presently used (collectively together with the items set forth in Section 3.6(c) of the Disclosure Letter, the "Permitted Encumbrances").

         3.7      NO UNDISCLOSED LIABILITIES

         Except as set forth in Section 3.7 of the Disclosure Letter, to the Knowledge of Sellers, as of the date hereof, there is not and has not been any event or occurrence (or lack of event or occurrence) which, with notice or the passage of time or both, would give rise to liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) of the Company, and the consummation or performance of the Contemplated Transactions will not create any such liabilities or obligations.

         3.8      TAXES

                  (a) The Company has filed or caused to be filed (on a timely basis since its inception) all Tax Returns that are or were required to be filed by or with respect to it pursuant to applicable Legal Requirements and the members will (on a timely basis) report their allocable share of the Company's income, gain, loss, deduction and credits to be reported on any such Tax Returns and will cause to be paid all Taxes shown to be due on their individual Tax Returns for the relevant periods. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or the Company.

                  (b) The charges, accruals, and reserves with respect to Taxes on the respective books of the Company are adequate (determined in accordance with GAAP) and are at least equal to the Company's liability for Taxes. There exists no proposed tax assessment against the Company. All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                  (c) There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.

         3.9      NO MATERIAL ADVERSE CHANGE

         Since January 1, 1999, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

         3.10     EMPLOYEES

         The Company has no employees nor has it ever had any employees.

         3.11     COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
                  AUTHORIZATIONS

                  (a)      Except as set forth in Section 3.11 of the Disclosure
         Letter:

                           (i) the Company is, and at all times since the date of its formation, has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                           (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) to the Knowledge of Sellers, may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                           (iii) the Company has not received, at any time since
                  the date of its formation, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                  (b) Section 3.11 of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in
         Section 3.11 of the Disclosure Letter is valid and in full force and effect. Except as set forth in Section 3.11 of the Disclosure Letter:

                           (i) the Company is, and at all times since the date of its formation, has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Section 3.11 of the Disclosure Letter;

                           (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in
                  Section 3.11 of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in
                  Section 3.11 of the Disclosure Letter;

                           (iii) the Company has not received, at any time since
                  the date of its formation, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                           (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Section 3.11 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

The Governmental Authorizations listed in Section 3.11 of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit the Company to own and use its assets, including the Assets, in the manner in which it currently owns and uses such assets.

         3.12     LEGAL PROCEEDINGS; ORDERS

                  (a) Except as set forth in Section 3.12(a) of the Disclosure Letter, there is no pending Proceeding:

                           (i) that has been commenced by or against the Company or that otherwise relates to or may materially, adversely affect the business of, or any of the assets owned or used by, the Company; or

                           (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

         To the Knowledge of Sellers, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Sellers have delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Section 3.12(a) of the Disclosure Letter. The Proceedings listed in
         Section 3.12(a) of the Disclosure Letter will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Company.

                  (b) Except as set forth in Section 3.12(b) of the Disclosure Letter:

                           (i) there is no Order to which the Company, or any of the assets owned or used by the Company, is subject; and

                           (ii) none of Sellers is subject to any Order that relates to the business of, or any of the assets owned or used by, the Company.

         3.13     ABSENCE OF CERTAIN CHANGES AND EVENTS

         Except as set forth in Section 3.13 of the Disclosure Letter, since its inception, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

                  (a) change in the Company's authorized or issued units; grant of any option or right to purchase units of the Company; issuance of any security convertible into such units or membership interests; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any units or membership interests of the Company; or declaration or payment of any dividend or other distribution or payment in respect of units;

                  (b) amendment to the Organizational Documents of the Company;

                  (c) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, member, manager, or employee or entry into any employment, severance, or similar Contract with any of the foregoing;

                  (d) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company, taken as a whole;

                  (e) except the Gas Contract (as defined in the Burlington Purchase Agreement) that was terminated in connection with the termination of the Trust, or as disclosed in Section 3.13(e) of the Disclosure Letter, entry into of any Contract or transaction that continues after the Closing or, termination of, or receipt of notice of termination of any Contract or transaction which would have continued after the Closing, but for such termination;

                  (f) sale, lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company;

                  (g) except to the extent canceled or waived in connection with the closing of the transactions described in the Burlington Purchase Agreement and in connection with the termination of the Trust, cancellation or waiver of any claims or rights which would otherwise continue after the Closing;

                  (h) material change in the accounting methods used by the Company;

                  (i) any election not to participate in any operation proposed to be conducted with respect to the Assets; or

                  (j) agreement, whether oral or written, by the Company to do any of the foregoing.

         3.14     CONTRACTS; NO DEFAULTS

                  (a) Section 3.14(a) of the Disclosure Letter contains a complete and accurate list, and Sellers have delivered to Buyer true and complete copies, of each Applicable Contract whether for performance of services, delivery of goods or materials, capital expenditures or otherwise, which will be binding on the Company after the Closing.

                  (b) Except as set forth in Section 3.14 of the Disclosure Letter, each Contract identified or required to be identified in
         Section 3.14 of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

                  (c)      Except as set forth in Section 3.14 of the Disclosure
         Letter:

                           (i) the Company is, and at all times since the date of its formation has been, in full compliance with all applicable terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound;

                           (ii)  each other Person that has or had any
                  obligation or liability under any Contract under which the Company has or had any rights is, and at all times since the date of its formation has been, in full compliance with all applicable terms and requirements of such Contract;

                           (iii) no event has occurred or circumstance exists
                  that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                           (iv) the Company has not given to or received from any other Person, at any time since the date of its formation, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

                  (d) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any amounts paid or payable to the Company under current or completed Contracts with any Person and, to the Knowledge of Sellers and the Company, no such Person has made written demand for such renegotiation.

         3.15     INSURANCE

                  (a)      Sellers have delivered to Buyer:

                           (i) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any manager or member of the Company, is or has been covered at any time within the one year preceding the date of this Agreement;

                           (ii) true and complete copies of all pending applications for policies of insurance; and

                           (iii) any statement by the auditor of the Company's
                  financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

                  (b)      Except as set forth on Section 3.15 of the Disclosure
         Letter:

                           (i) All policies to which the Company is a party or that provide coverage to either Sellers, the Company, or any manager or member of the Company:

                                 (A)  are valid, outstanding, and enforceable;

                                 (B)  are issued by an insurer that is
                           financially sound and reputable;

                                 (C) taken together, provide adequate insurance coverage for the assets and the operations of the Company for all risks normally insured against by a Person carrying on the same business or businesses as the Company;

                                 (D)  are sufficient for compliance with all
                           Legal Requirements and Contracts to which the Company is a party or by which it is bound;

                                 (E)  will continue in full force and effect
                           following the consummation of the Contemplated Transactions; and

                                 (F)  do not provide for any retrospective
                           premium adjustment or other experienced-based liability on the part of the Company.

                           (ii)  None of the Sellers or the Company has received
                  (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                           (iii) The Company has paid all premiums due, and has
                  otherwise performed all of its obligations, under each policy to which the Company is a party or that provides coverage to the Company or managers thereof.

                           (iv) The Company has given notice to the insurer of
                  all claims that may be insured thereby.

         3.16     ENVIRONMENTAL MATTERS

         Except as set forth in Section 3.16 of the Disclosure Letter:

                  (a) The Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. None of the Sellers or the Company has any basis to expect, nor has any of them, or, to the Knowledge of Sellers or the Company, any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from any Governmental Body or private citizen acting in the public interest, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Assets or any other properties or assets (whether real, personal, or mixed) in which Sellers or the Company has had an interest, or with respect to any property or facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Sellers, the Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (b) There are no pending or, to the Knowledge of Sellers or the Company, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the properties and assets (whether real, personal, or mixed) in which Sellers or the Company has or had an interest.

                  (c) None of the Sellers nor the Company has Knowledge of any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the properties or assets (whether real, personal, or mixed) in which Sellers or the Company has an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Sellers, the Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (d) None of the Sellers nor the Company, nor, to the Knowledge of Sellers and the Company, any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the properties and assets (whether real, personal, or mixed) in which Sellers or the Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining any such property or assets.

                  (e) Sellers have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Sellers or the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the properties or assets owned by the Company, or concerning compliance by Sellers, the Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws, including the Environmental Assessment.

         3.17     DISCLOSURE

                  (a) No representation or warranty of Sellers in this Agreement, no statement in the Disclosure Letter, and no information provided to Buyer by Sellers, the Company or, to the Knowledge of Sellers and the Company, their Representatives contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                  (b) There is no fact known to any of the Sellers that has specific application to any of the Sellers or the Company (other than general economic or industry conditions) and that, as far as any Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or the Disclosure Letter.

         3.18     AFFILIATE CONTRACTS

         Except as set forth in Section 3.18 of the Disclosure Letter, none of the Sellers or any Related Person of Sellers or of the Company is a party to any Contract with, or has any claim or right against, the Company.

         3.19     BROKERS OR FINDERS

         Except with respect to those fees provided for in that certain letter agreement between the Company and Bowles Hollowell Conner & Co. agreed to and accepted by the Company on January 7, 1999 (the "Broker Letter"), Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement. All fees provided for in the Broker Letter shall be the sole obligation and responsibility of Sellers.

         3.20     SECTION 29 TAX CREDIT WELLS

         To the Knowledge of Sellers, except as set forth in Section 3.20 of the Disclosure Letter, all production from each well included in the New Mexico Properties qualifies for the federal income tax credit set forth in Section 29 of the IRC.

         3.21     CERTAIN PRODUCTION MATTERS

                  (a) The Company has not received, and neither the Company nor any of the Sellers have Knowledge of any operator receiving, any claim, notice or order from any Governmental Body due to hydrocarbon production from the Properties being in excess of allowables or similar violations which could result in curtailment of hydrocarbon production from the Properties after Closing.

                  (b) The Company is not obligated, by virtue of a "take or pay" or other prepayment arrangement, a production payment, or any other Contract, to deliver any volume of hydrocarbons, or permit any other person to take any volume of hydrocarbons, produced from or attributable to the Properties at any time without receiving full payment therefor.

                  (c) Except as set forth in Section 3.21(c) of the Disclosure Letter, as of January 1, 1999 and as of the Closing Date, there were no outstanding authority for expenditures or other commitments to make capital expenditures which were binding on the Properties or the Company.

                  (d) The Company has not received any notice that any Governmental Body or Person intends or seeks to reform, amend, cancel, restate or terminate or alter the Unit Agreement or the Unit Operating Agreement and has no reason to believe any Governmental Body or Person intends or seeks to do so.

         3.22     SEC FILINGS

         The Company and Sellers have filed all statements, forms, reports and other documents with the SEC required to be filed pursuant to the Securities Act or the Exchange Act since the Company's formation (collectively, the "SEC Documents"). The SEC Documents, as of their respective filing dates, complied as to form in all material respects with all applicable Legal Requirements and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.23     BURLINGTON PURCHASE AGREEMENT

         Other than as set forth in Section 3.23 of the Disclosure Letter, there are no contracts, agreements or other understandings between the Company and Burlington which would affect the Company's ability to seek indemnity from Burlington under the Burlington Purchase Agreement for any matter thereunder for which Burlington is obligated to indemnify the Company. To Sellers' Knowledge, the representations and warranties made by Burlington under the Burlington Purchase Agreement were true and correct at the closing of the acquisition contemplated thereunder and remain true and correct as of the Closing Date.

4.       REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Sellers as follows:

         4.1      ORGANIZATION AND GOOD STANDING

         Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Virginia, and has full corporate power and authority to own its properties and carry on its business as it is now being conducted.

         4.2      AUTHORITY; NO CONFLICT

                  (a) This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

                  (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will (with the giving of notice or the passage of time or both) give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                           (i)   any provision of Buyer's Organizational
                  Documents;

                           (ii)  any resolution adopted by the board of
                  directors or the stockholders of Buyer;

                           (iii) any Legal Requirement or Order to which Buyer
                  may be subject; or

                           (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

         Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, except for consents already obtained.

         4.3      INVESTMENT INTENT

         Buyer is acquiring the LLC Units for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

         4.4      CERTAIN PROCEEDINGS

         There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

         4.5      BROKERS OR FINDERS

         Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

         4.6      FINANCING

         Buyer now has and, on the Closing Date and on each subsequent date on which a payment is required to be made by Buyer pursuant to the terms of this Agreement, will have sufficient funds available to pay the Cash Consideration and the Contingent Consideration.

         4.7      ACKNOWLEDGMENTS

                  (a) Except as and to the extent specifically set forth in this Agreement, Buyer acknowledges and agrees that the Sellers make no representations or warranties whatsoever, and except as specifically set forth herein, that Sellers disclaim all liability and responsibility for any representation, warranty, statement or information made or communicated (orally or in writing) to Buyer or to Buyer's Representatives (including, without limitation, any opinion, information or advice which may have been provided to Buyer by any Representative of Sellers or any of them). Without limiting the generality of the foregoing, Buyer acknowledges and agrees that Sellers make no representations or warranties as to (i) the amount of petroleum, gas, condensate, or other reserves attributable to any properties of the Company or (ii) any geological, geophysical, engineering, economic, or other interpretations, forecasts, or evaluations.

                  (b) In determining to acquire the LLC Units, Buyer has made its own investigation, analysis, and evaluation of the Assets of the Company (including, without limitation, visual onsite inspection of the surface of such properties and assets), and based thereon and on the representations, warranties, covenants and agreements made by Sellers in this Agreement, Buyer has formed an independent judgment concerning the Company and its Assets (including its own estimate and appraisal of the extent and value of its petroleum and gas reserves), results of operations and prospects and the inherent risks associated with owning and operating said Assets.

                  (c) Except for the representations, warranties, covenants and indemnities made in this Agreement or in any document delivered pursuant to this Agreement by Sellers, the Assets of the Company are accepted by Buyer "AS IS" and "WHERE IS".

5.       INDEMNIFICATION; REMEDIES

         5.1      SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY
                  KNOWLEDGE

         All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, and any other certificate or document delivered pursuant to this Agreement will survive the Closing to the extent set forth in this Article 5. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

         5.2      INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS

         Subject to the provisions of Section 5.4 hereof, each of the Sellers will indemnify and hold harmless Buyer, the Company, and their respective Representatives, unitholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                  (a) any Breach of any representation or warranty made by Sellers in this Agreement, the Disclosure Letter, or any other certificate or document delivered by Sellers pursuant to this Agreement;

                  (b) any Breach by any of the Sellers of any covenant or obligation of such Seller in this Agreement;

                  (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any of the Sellers or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions;

                  (d) the Company's or any Seller's failure to pay any Taxes that are imposed on the Company or Sellers for the periods prior to January 1, 1999;

                  (e) any claim by any Person with respect to any act or omission of the Company or Sellers with regard to the Company prior to January 1, 1999;

                  (f) subject to the limitations of Section 5.4(d) hereof, the failure of gas delivered under the Gathering Agreement to conform to the CO2 specification set forth therein. In the event Buyer receives notice that its gas will be shut-in pursuant to Section 4.2 of the Gathering Agreement solely as a result of BRGI (as defined in the Gathering Agreement) electing to exercise its rights under Article 4.2 of Appendix A to the Gathering Agreement for high CO2 content and not as a result of any force majeure event, Buyer shall provide written notice to Sellers thereof no later than forty-eight (48) hours after receipt of notification from BRGI under the Gathering Agreement. Buyer and Sellers shall jointly cooperate with one another to find a mutually acceptable resolution to BRGI's refusal to accept the gas as a result of high CO2 content that will minimize Sellers' liability under this indemnity provision. Buyer shall take no action with respect thereto without Sellers having adequate opportunity to exercise its rights under Section 5.4(d) hereof; provided, however, if Sellers are unable to timely provide an alternative pursuant to section 5.4(d), Buyer shall have the right to enter into another agreement with a third Person giving due regard to minimizing Sellers obligations under this indemnity provision.

The remedies provided in this Section 5.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons; provided, however, the limitations set forth in Section 5.4 hereof shall limit all liabilities of Sellers to Buyer or any Indemnified Person under this Agreement, the Disclosure Letter or any other certificate or document delivered to Sellers pursuant to this Agreement.

         5.3      INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

         Buyer will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate or document delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions, or (d) any claim by any Person with respect to any act or omission of the Company or Buyer on or after the Closing Date.

         5.4      LIMITATIONS ON SELLERS' LIABILITY

                  (a) Notwithstanding anything else to the contrary contained herein, Sellers shall have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with under the terms of this Agreement, other than those set forth in Sections 3.7 (only to the extent same are not covered by another representation or warranty set forth in Article 3 hereof), 3.8, 3.20, 3.23, 5.2(d) and 5.2(f) unless on or before the first anniversary of the date hereof, Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. Sellers shall have no liability (for indemnification or otherwise) with respect to claims made with respect to matters covered by Section 3.7 which are not also covered by another representation or warranty set forth in
         Article 3 hereof and Sections 3.8,

         3.20, 3.23 and 5.2(d) unless on or before the fifth anniversary of the date hereof, Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. Unless sooner terminated pursuant to Section 5.4(d) hereof, Sellers shall have no liability (for indemnification or otherwise) with respect to claims made with respect to matters covered by Section 5.2(f) unless on or before the stated expiration date of the Gathering Agreement (not taking into account any amendment thereto subsequent to the date hereof which would extend the termination date thereof, i.e. December 31, 2007), Buyer notifies Sellers of a claim thereunder specifying the factual basis of that claim in reasonable detail to the extent then know by Buyer. Sellers shall have no liability whatsoever to Buyer or any other Person under the terms of this Agreement from and after such stated expiration date of the Gathering Agreement except as set forth in Section 5.4(e) hereof.

                  (b) Sellers' aggregate liability to Indemnified Persons under this Agreement shall not exceed $28,000,000 for claims for which notice is received from Buyer during the one (1) year period immediately following the date hereof; provided, however, that with respect to claims for which notice is first received after the first anniversary of the date hereof, Sellers' aggregate liability to Indemnified Persons under this Agreement shall not exceed $10,000,000 with respect to such claims.

                  (c)      Sellers liability to Indemnified Persons under this
         Article 5 shall be joint and several only with respect to the first $10,000,000 of liability during the one year period from and after the date hereof. All liability of Sellers under this Agreement in excess of $10,000,000 or for which notice is provided to Sellers after the one year anniversary hereof shall be borne by Sellers severally and individually, but not jointly, such that each Seller shall only be liable and responsible for such Seller's pro rata share, as set forth in Section 5.4(c) of the Disclosure Letter, of any Damages arising hereunder in excess of $10,000,000 or for which notice is given after the one year anniversary hereof.

                  (d)      Sellers's indemnification obligations pursuant to
         Section 5.2(f) hereof shall terminate upon delivery to Buyer of one of the following:

                           (1) An amendment to the Gathering Agreement acceptable to Buyer that eliminates the rights of BRGI (as defined in the Gathering Agreement) thereunder to refuse gas if the CO2 content of the gas is less than 20% and otherwise upon the same terms and conditions as currently contained in the Gathering Agreement;

                           (2)   A second or backup gathering agreement
                  acceptable to Buyer upon substantially similar terms and conditions as the Gathering Agreement with a third Person other than BRGI that would become effective upon the termination of the Gathering Agreement as to certain receipt points, cover any period of time that Buyer is shut-in under the Gathering Agreement due to excess CO2 content and allows such back-up Person to refuse the gas for excess CO2 only when and to the extent such CO2 exceeds 20%; or

                           (3) Any other enforceable arrangement that is reasonably acceptable to Buyer and eliminates Buyer's risk with respect to the treatment of gas up to a CO2 content of 20%.

         (e) With respect to any liabilities arising from or related to any actions or inactions by a Seller which are finally determined in a court of competent jurisdiction to be intentional misrepresentation or fraud, the limitations set forth in Sections 5.4(a), (b) and (c) hereof shall not apply and there shall be no limitation on such Seller's liabilities hereunder arising therefrom or related thereto.

         5.5      PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

                  (a)      Promptly after receipt by an indemnified party under
         Section 5.2 or 5.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                  (b) If any Proceeding referred to in Section 5 is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 5 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and
         (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                  (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                  (d) Sellers hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

         5.6      PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

         A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

6.       POST-CLOSING COVENANTS

         6.1      SECURITIES FILINGS

         Buyer and Sellers agree to use their respective good faith efforts to cooperate with each other in connection with all securities filings required to be made by Sellers, Buyer and the Company in connection with this Agreement and the Contemplated Transactions, including, without limitation, any filings or amendments thereto required under Section 13(d) of the Exchange Act.

         6.2      PREPARATION AND FILING OF 1998 TAX RETURN

         Buyer and Sellers agree to fully cooperate with one another in the preparation, review and timely filing of the Company's 1998 tax return. In connection therewith, Sellers' Representative shall prepare and submit same to Buyer for Buyer's review and ultimate filing with the IRS.

         6.3 ASSISTANCE IN CONNECTION WITH TRANSITION MATTERS AND THE PURCHASE OF THE REMAINING ROYALTY INTERESTS

         Sellers agree to use their reasonable best efforts to assist Buyer in connection with all transition matters and the Company's participation in the liquidation process of the Remaining

Royalty Interests. Such activities may include, without limitation, maintaining communications with Albrecht & Associates in connection with the sale process.

7.       GENERAL PROVISIONS

         7.1      EXPENSES

         Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Sellers will cause the Company not to incur any out-of-pocket expenses in connection with this Agreement or the Contemplated Transactions except Buyer's costs associated therewith or, except as otherwise set forth in this Agreement, any costs after the Closing Date. Sellers shall pay one hundred percent (100%) of the Company's pro rata share of the fees charged to the Trust in connection with the liquidation of the Remaining Royalty Interest. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

         7.2      PUBLIC ANNOUNCEMENTS

         Unless required by Legal Requirements, neither Buyer nor Sellers shall issue any press release, public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions without the prior consent of the other party.

         7.3      SELLERS' REPRESENTATIVE; NOTICES

                  (a) Each Seller hereby authorizes the Sellers' Representative to take all actions, execute and deliver all documents and notices, and receive all payments and notices contemplated under this Agreement to be taken, executed, delivered or received by Sellers or on behalf of Sellers. The foregoing grant of authority is irrevocable and a power coupled with an interest and shall survive the death of any Seller. Buyer shall be entitled to rely conclusively on the power and authority of the Sellers' Representatives and will not be obligated to ascertain that any agreement among the Sellers has been complied with or inquire into the necessity or expedience of any act or action of the Sellers' Representative.

                  (b) All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         SELLERS:

         c/o O'Sullivan Oil & Gas Company, Inc.
         Attention: C.N. O'Sullivan
         O'Sullivan Oil & Gas Company, Inc.
         910 Travis Street, Suite 2150
         Houston, Texas 77002
         Telephone: 713-759-2030
         Telecopy: 713-759-2040

         BUYER:

         Dominion Energy, Inc.
         Attention: G.E. Lake, Jr.
         Sr. Vice President - Oil and Gas
         901 E. Byrd Street
         Richmond, VA 23220
         Telephone: 804-775-5724
         Telecopy: 804-775-5839

         with a copy to:

         Dominion Resources, Inc.
         Attention: Mark O. Webb
         Assistant General Counsel
         120 Tredegar Street
         Richmond, VA 23220
         Telephone: 804-819-2140
         Telecopy: 804-819-2202

         7.4      JURISDICTION; SERVICE OF PROCESS

         Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Texas, County of Harris, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Texas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         7.5      FURTHER ASSURANCES

         The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         7.6      WAIVER

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         7.7      ENTIRE AGREEMENT AND MODIFICATION

         This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         7.8      DISCLOSURE LETTER

                  (a) The disclosures in the Disclosure Letter, and those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

                  (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

         7.9      ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

         Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld; provided, however, (a) Sellers shall have the right to convey (i) at closing, their respective rights and obligations hereunder to the SJP Stub Liquidating Trust; provided, however Sellers shall remain obligated for all of the duties and obligations of Sellers hereunder and (ii) all or any portion of the Contingent Consideration without the prior consent of Buyer; provided, however, no such transfers of the Contingent Consideration shall be binding upon Buyer until written notice thereof has been provided to Buyer; and (b) Buyer shall have the right to assign its rights and obligations hereunder to an affiliated entity provided, however Buyer shall remain obligated for all of the duties and obligations of Buyer hereunder.

Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         7.10     SEVERABILITY

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         7.11     SECTION HEADINGS, CONSTRUCTION

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         7.12     TIME OF ESSENCE

         With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         7.13     GOVERNING LAW

         This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

         7.14     COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                    BUYER:

                                    Dominion Energy, Inc.

                                    By: /s/ G. E. Lake, Jr.
                                      ------------------------------------------
                                            G.E. Lake, Jr.
                                            Senior Vice President - Oil and Gas

                                    SELLERS:

                                    EnCap Energy Capital Fund III, L.P.

                                    By:      EnCap Investments L.C.,
                                             its general partner

                                             By: /s/ Robert L. Zorich
                                                --------------------------------
                                                     Robert L. Zorich
                                                     Managing Director

                                    EnCap Energy Acquisition III-B, Inc.

                                    By: /s/ Robert L. Zorich
                                       -----------------------------------------
                                            Robert L. Zorich
                                            Managing Director

                                    ECIC Corporation

                                    By: /s/ Robert L. Zorich
                                       -----------------------------------------
                                            Robert L. Zorich
                                            Managing Director

                                    BOCP Energy Partners, L.P.

                                    By:     EnCap Investments L.C.,
                                            its general partner

                                            By: /s/ Robert L. Zorich
                                                --------------------------------
                                                    Robert L. Zorich
                                                    Managing Director

                                    First Union Investors, Inc.


                                    By: /s/ Ted A. Gardner
                                       -----------------------------------------
                                            Ted A. Gardner
                                            Managing Partner

                                    O'Sullivan Oil & Gas Company, Inc.


                                    By: /s/ Christomer N. O'Sullivan
                                       -----------------------------------------
                                            Christopher N. O'Sullivan
                                            President

                                    /s/ Christopher P. Scully
                                    -------------------------------------------
                                    Christopher P. Scully


                                    /s/ Charles T. McCord III
                                    -------------------------------------------
                                    Charles T. McCord III

                                    Scott W. Smith Funding, L.L.C.


                                    By: /s/ Scott W. Smith
                                       ----------------------------------------
                                            Scott W. Smith
                                            Manager


                                    /s/ John V. Whiting
                                    -------------------------------------------
                                    John V. Whiting

                                    Andover Group, Inc.


                                    By: /s/ A. John Knapp, Jr.
                                       ----------------------------------------
                                            A. John Knapp, Jr.
                                            President

Each of the parties listed below hereby executes this Agreement to evidence their intent and agreement to be bound hereby with respect to their respective community property interest herein.


                                    /s/ Elizabeth J. Scully
                                    --------------------------------------------
                                    Elizabeth J. Scully,
                                    Spouse of Christopher P. Scully
                                    910 Travis Street, Suite 2150
                                    Houston, Texas 77002


                                    /s/ Suzanne B. McCord
                                    --------------------------------------------
                                    Suzanne B. McCord
                                    Spouse of Charles T. McCord III
                                    1201 Louisiana, Suite 1048
                                    Houston, Texas 77002



                                    /s/ Susan L. Whiting
                                    --------------------------------------------
                                    Susan L. Whiting
                                    Spouse of John V. Whiting
                                    910 Travis, Suite 2150
                                    Houston, Texas 77002

                        SELLERS' REPRESENTATIVE'S JOINDER

The undersigned, intending to be legally bound, joins in the execution of this Agreement to evidence its agreement to undertake the duties and obligations of the Sellers' Representative and agrees to be bound by the provisions of this Agreement relating to Sellers' Representative.


                                       O'Sullivan Oil & Gas Company, Inc.



                                       By: /s/ Christopher N. O'Sullivan
                                          --------------------------------------
                                               Christopher N. O'Sullivan
                                               President

                                    EXHIBIT B

            to Stock Purchase Agreement dated as of January 19, 1999
                      but effective as of January 1, 1999
     between Dominion Energy, Inc., as Buyer, and the Sellers named therein


                               EXCESS GAS PAYMENT


During the Contingent Payment Period (as hereinafter defined), Sellers shall be entitled to receive from the Company and/or Buyer, and Buyer shall pay or cause the Company to pay to Sellers by deposit into Sellers' Account in the manner hereinafter set forth, an aggregate cash sum the "Excess Gas Payment" equal to One Dollar and Thirty Cents ($1.30) per mmbtu of Excess Gas (as hereinafter defined). As used herein, the term "Contingent Payment Period" shall mean that period of time commencing at 12:01 a.m. on January 1, 1999 and ending at 12:00 midnight on December 31, 2002. The term "Excess Gas" shall mean fifty percent (50%) of the total annual production volume (as measured in Mmbtu's) attributable to the Company's net revenue interests in (i) the New Mexico Properties (including, however, the Remaining Royalty Interests if purchased from the Trust as contemplated herein, said interest being an aggregate undivided 16.718% in and to the Northeast Blanco Unit) and (ii) the South Texas Properties, which is in excess of one hundred seventeen and six and one half tenth percent (117.65%) of the Annual Production Floor (as hereinafter defined). The total annual production attributable to the Company's interest shall be all gross production volumes from the wellheads attributable to such interests less
(i) burdens on production attributable to the Company's interest as of the date hereof (other than the Remaining Royalty Interests) and (ii) shrinkage for CO2. As used herein, the term "Annual Production Floor" shall mean for each year within the Contingent Payment Period that quantity of production set forth in the table below opposite such year which is attributable to the Company's interest in the New Mexico Properties and the South Texas Properties; provided, however, if Devon exercises the Devon Option, the Annual Production Floor for each year set forth below shall be reduced by 6.7%.

                ANNUAL PRODUCTION FLOOR FOR NEW MEXICO PROPERTIES
                         AND THE SOUTH TEXAS PROPERTIES



       Year                      mmbtu's Net to Company's Interest
       ----                      ---------------------------------
       1999                      12,325,000
       2000                      11,985,000
       2001                       9,945,000
       2002                       8,245,000



The Excess Gas Payment shall be calculated annually based upon each calendar year within the Contingent Payment Period and shall be due and payable to Sellers, in cash or immediately available funds by deposit in Sellers' Account, annually on or before ninety (90) days after the end of the calendar year for which such payment is calculated. The Excess Gas Payment, if and when accrued, will become an obligation of Buyer and the Company provided however, the Excess Gas Payment shall survive the transfer of the Company's interest in the Properties to any third party and shall be binding upon Buyer, its successors and assigns to the full extent described herein.

EXAMPLE OF CALCULATION: In the event the total aggregate production attributable to the Company's interest in the New Mexico Properties and the South Texas Properties as described above, for 1999 is 18,000,000 mmbtus, the Excess Gas Payment for 1999 shall be calculated as follows:

18,000,000 mmbtu's - (12,325,000 x 1.1765) mmbtu's = 3,499,637.5 mmbtu's x 50% =
1,749,818.75 mmbtu's x $1.30 mmbtu= $2,274,764.38.




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